                                                                    EXHIBIT 99.1

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 30, 2001


TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


           RE: GreenPoint Home Equity Loan Trust (Series 2000-2); Annual Statement as to Compliance by the Master Servicer
                --------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.09 of the Sale and Servicing Agreement and Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Master Servicer") hereby certifies as to the following:

     1. a review of the activities of the Servicer and its performance under the Sale and Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Master Servicer has fulfilled all of its material obligations under the Sale and Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Master Servicer's material obligations throughout such period.


                                               Very truly yours

                                               GREENPOINT MORTGAGE
                                               FUNDING, INC.,
                                               as Master Servicer



                                               /s/ Nathan Hieter
                                               ----------------------------
                                               Nathan Hieter
                                               Vice President

                                   SCHEDULE A

Bank One, National Association
1 Bank One Plaza
Suite IlI-0126
Chicago, IL  60670-0126
Attn: Corporate Trust Services

Financial Guaranty Insurance Corporation
115 Broadway
New York, NY  10006
Attn: Research and Risk Management, GreenPoint Home Equity Loan Trust 2000-2

Moody's Residential Loan Monitoring Group
99 Church Street, 4th Floor
New York, NY  10007

Standard & Poor's
55 Water Street
New York, NY  10041

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, VA  22102
Attn: Vice President, Structured Finance

Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285-1200
Attn: Legal Department